Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of HealthEquity, Inc. of our report dated April 2, 2014, relating to the consolidated financial statements of HealthEquity, Inc., which appears in HealthEquity’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-196645).

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Salt Lake City, Utah

July 31, 2014